Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-292684
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 30, 2026)

BARNWELL INDUSTRIES, INC.

Up to $3,200,000 of Common Stock
We have entered into a Sales Agreement (the “Sales Agreement”), dated February 25, 2026, with Roth Capital Partners, LLC (the “Sales Agent”), relating to the shares of our common stock, par value $0.50 per share (“Common Stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, as agent or principal. However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float calculated in accordance therewith as of the date of this prospectus supplement, and in accordance with the terms of the sales agreement, we are offering shares of our common stock having an aggregate gross sales price of up to $3,200,000 pursuant to this prospectus supplement and the accompanying prospectus. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, we will file another prospectus supplement prior to making additional sales.
Sales of Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Sales Agent a commission of up to 2.5% of the gross sales price per share of Common Stock issued by us and sold through them as our Sales Agent under the Sales Agreement. In connection with the sale of Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus concerning factors you should consider before investing in our common stock.
Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “BRN.” On February 20, 2026 the last reported sale price of our Common Stock on NYSE American was $1.01 per share.
The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $9,743,507, which was calculated based on 12,566,314 shares of outstanding common stock as of February 20, 2026 held by non-affiliates multiplied by a price per share of $1.17, the closing price of our Common Stock on January 27, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares of our Common Stock pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our Common Stock held by non-affiliates, or $3,247,836, in any 12 month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Roth Capital Partners
The date of this prospectus supplement is February 25, 2026.

Prospectus Supplement
Prospectus
You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.
This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the sale of shares of our Common Stock registered for sale under our Registration Statement on Form S-3 (File No. 333-292684) (the “Registration Statement”), which the Securities and Exchange Commission (the “Commission” or the “SEC”) declared effective on January 30, 2026. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information that we incorporate by reference, or any free writing prospectus that we authorize for use in this offering. Neither we nor the Sales Agent have authorized anyone to provide you with different information, and we and the Sales Agent do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus that we have authorized for use in this offering is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.
Unless otherwise indicated, all references in this prospectus supplement and the accompanying prospectus to “Barnwell,” “the Company” “we,” “us” or “our” refer to Barnwell Industries, Inc., a Delaware corporation, and its consolidated subsidiaries.
Unless otherwise stated, currency amounts in this prospectus supplement and the accompanying prospectus are stated in United States dollars, or “$.”
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions, or the negative of such expressions.
These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:
•
changes in oil and natural gas commodity prices and market conditions, including actions by the Organization of the Petroleum Exporting Countries (OPEC) and other developments affecting oil and natural gas producing countries;

•	military conflict, embargoes, internal instability or actions or reactions of the governments of the U.S. and/or Canada in anticipation of or in response to such developments;
•
interest costs, restrictions on production, restrictions on imports and exports in both the U.S. and Canada, the maintenance of specified reserves, tax increases and retroactive tax claims, royalty increases, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety;

•
the condition of Hawaii’s real estate market, including the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, the condition of Hawaii’s tourism industry and the level of confidence in Hawaii’s economy;

•	levels of land development activity in Hawaii;
•	the potential liability resulting from pending or future litigation;
•	the Company’s acquisition or disposition of assets;
•	the effects of changed accounting rules under GAAP promulgated by rule-setting bodies;
•	domestic and international general economic conditions, such as recessionary trends and inflation;
•	changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences;
•
legislation, regulation, and other government actions and shifting customer preferences and other private efforts related to greenhouse gas (“GHG”) emissions and climate change could increase our operational costs and reduce demand for our oil and natural gas; and

•
other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)”, and the risk factors and other information contained in this prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our Common Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.
Business Overview
Barnwell was incorporated in Delaware in 1956 and fiscal 2025 represented Barnwell’s 69th year of operations. Barnwell operates in the following two principal business segments:
•	Oil and Natural Gas Segment - Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada and in the U.S.
•	Land Investment Segment - Barnwell owns land interests in the State of Hawaii.
Oil and Natural Gas Segment
Barnwell acquires and develops crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada, Limited and Octavian Oil Limited. Barnwell of Canada is a U.S. incorporated company that has been active in Canada for over 50 years, primarily as a non-operator participating in exploration projects operated by others. Octavian Oil is a Canadian company incorporated in 2016 to achieve growth through the acquisition and development of crude oil reserves in the field of Twining, Alberta. Additionally, through its wholly-owned subsidiaries BOK Drilling, LLC (“BOK”), established in February 2021, and Barnwell Texas, LLC (“Barnwell Texas”), established in November 2022, Barnwell was, until August 8, 2025, involved in oil and natural gas investments in Oklahoma and Texas, respectively.
Land Investment Segment
Barnwell owns a 77.6% interest in Kaupulehu Developments, a Hawaii general partnership (“Kaupulehu Developments”), that has the right to receive payments from KD Acquisition, LLLP (“KD I”) and KD Acquisition II, LP (“KD II”) resulting from the sale of lots and/or residential units by KD I and KD II within the approximately 870 acres of the Kaupulehu Lot 4A area in two increments (“Increment I” and “Increment II”), located approximately six miles north of the Kona International Airport in the North Kona District of the island of Hawaii. Kaupulehu Developments also holds an interest in approximately 1,000 acres of vacant leasehold land zoned conservation located adjacent to Lot 4A under a lease that terminates in December 2025, which currently has no development potential without both a development agreement with the lessor and zoning reclassification.
Barnwell, through two limited liability limited partnerships, KD Kona and KKM Makai (“KKM”), holds a non-controlling ownership interest in the Kukio Resort Land Development Partnerships comprised of KD Kukio Resorts, KD Maniniowali, and KD Kaupulehu, LLLP (“KDK”). The Kukio Resort Land Development Partnerships own certain real estate and development rights interests in the Kukio, Maniniowali and Kaupulehu portions of Kukio Resort, a private residential community on the Kona coast of the island of Hawaii, as well as Kukio Resort’s real estate sales office operations. KDK holds interests in KD I and KD II. KD I is the developer of Increment I, and KD II is the developer of Increment II. Barnwell’s ownership interests in the Kukio Resort Land Development Partnerships are accounted for using the equity method of accounting.
In November 2025, Kaupulehu Developments entered into an agreement with Mr. David Johnston, the son of Mr. Terry Johnston, a partner in Kaupulehu Developments, to surrender any and all remaining rights for Increment II for $2,000,000 of which $70,000 was received. Additionally, the purchaser has the right to extend the closing by up to two years by making a $70,000 payment in each of the next two years, with those payments applied against the $2,000,000 purchase price. The closing of this transaction is entirely dependent on the purchaser and therefore may not happen.
Subsequent to fiscal 2025, pursuant to a unit purchase agreement, KDK, of which Barnwell holds a 19.6% interest, agreed to sell KDK’s interests in Increment II to Mr. David Johnston for $2,109,000. The unit purchase agreement is subject to due diligence, and there is no certainty that the transaction will close. Furthermore, there is also no assurance on the timing or amounts that the general partner of KDK would distribute upon a closing.

Additional Information
We were incorporated under the laws of the State of Delaware in 1956. Our principal executive office is located at 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046, and our telephone number is (713) 730-7026. Our website is www.brninc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

THE OFFERING
Common stock offered by us
Shares of our Common Stock with aggregate offering price of up to $3,200,000.
Common stock to be outstanding after this offering
Up to 15,734,631 shares, assuming the sale of 3,168,317 shares of our Common Stock, at a price of $1.01 per share, which was the closing price of our Common Stock on NYSE American on February 20, 2026. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.
Plan of distribution
“At the market offering” that may be made from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-7 of this prospectus supplement.
Risk factors
Investing in our Common Stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-2 as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our Common Stock.
NYSE American symbol
“BRN”
The number of shares of our Common Stock to be outstanding after this offering is based on 12,566,314 shares of Common Stock outstanding as of February 20, 2026, and unless specifically stated otherwise, excludes as of such date:
•	1,029,104 shares of our Common Stock issuable upon exercise of outstanding warrants issued in our November 2025 private placement at exercise price $1.65 per share;
•	600,000 shares of our Common Stock issuable upon the vesting and settlement of outstanding stock options at a weighted-average exercise price of $3.38 per share;
•	442,615 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units; and
•	188,826 additional shares of our Common Stock that are reserved for issuance under our Amended and Restated 2018 Equity Incentive Plan.
Shares available for future issuance under our Amended and Restated 2018 Equity Incentive Plan do not include shares that may become available for issuance pursuant to provisions in these plans that provide for the re-issuance of shares that are cancelled or forfeited in accordance with such plans.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risks described below along with the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying prospectus and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Risks Relating to This Offering
We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.
Our net proceeds from this offering will be used primarily for general corporate purposes. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.
Future sales and issuances of our Common Stock, including by us and significant stockholders, could negatively affect our stock price.
Sales of a substantial number of shares of our Common Stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.
Sales of substantial amounts of shares of our Common Stock or other securities by these investors or our other stockholders or by us under the Sales Agreement, or the perception in the market that the holders of a large number of shares of our Common Stock intend to sell their shares, could reduce the trading price of our Common Stock, make it more difficult for you to sell your shares at a price that you desire and impair our ability to raise capital through the sale of equity or equity-related securities. In addition, to the extent we raise additional capital by issuing additional shares of our Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, our existing stockholders may experience substantial dilution, while future investors could gain rights superior to existing stockholders, such as liquidation and other preferences.
If you purchase Common Stock in this offering, you may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 3,168,317 shares of our Common Stock are sold during the term of the Sales Agreement with the Sales Agent at a price of $1.01 per share, the last reported sale price of our Common Stock on NYSE American on February 20, 2026, for aggregate proceeds of approximately $3,200,000 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $(0.11) per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience dilution as a result of this offering or future issuances of equity securities, which may adversely affect the per share trading price of our Common Stock.
This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our Common Stock and the receipt of the expected net proceeds. The actual amount of dilution from this offering or from any future sales of shares of our Common Stock will be based on numerous factors, particularly the use of proceeds and any return generated thereby, and cannot be determined at this time. The per share trading price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market in connection with this offering, or otherwise, or as a result of the perception or expectation that such sales could occur. In addition, we are not prohibited from offering in the future other shares of our Common Stock, preferred stock, convertible or other equity linked securities which could have a similar dilutive effect.
The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
Risks Relating to the Securities Markets and Ownership of Our Common Stock
The price of our Common Stock is and may continue to be volatile and you may not be able to resell our Common Stock at or above the price you paid.
The market price for shares of our Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the commercialization of our products and technologies or changes in securities analysts’ recommendations could cause the price of our Common Stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. The price of our Common Stock is likely to experience significant volatility in the future. The price of our Common Stock may decline and the value of any investment in our Common Stock may be reduced regardless of our performance. Each of these factors, among others, could harm your investment in our Common Stock and could result in your being unable to resell the shares of our Common Stock that you purchase at a price equal to or above the price you paid.
We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.
We last declared and paid a cash dividend on our capital stock in September 2023. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.
A small number of stockholders own a significant amount of our common stock and may influence the Company.
A small number of stockholders beneficially own a significant portion of our outstanding Common Stock and may be able to influence matters submitted to stockholders, including the election of directors. Their interests may not coincide with those of other stockholders, and they could accelerate, delay, deter, or prevent a change of control.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $3,200,000 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under this prospectus supplement or fully utilize the Sales Agreement with the Sales Agent as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, the net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DIVIDEND POLICY
We last declared and paid a cash dividend on our capital stock in September 2023. We currently do not anticipate paying any cash dividends for the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our board of directors deems relevant.

DILUTION
If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value (deficit) per share of our Common Stock after this offering. We calculate net tangible book value (deficit) per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of December 31, 2025.
Our historical net tangible book value (deficit) at December 31, 2025 was approximately $8.2 million, or $0.65 per share. After giving effect to the sale of our Common Stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $3.2 million at an assumed offering price of $1.01 per share, the last reported sale price of our Common Stock on NYSE American on February 20, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2025 would have been approximately $11.3 million or $0.90 per share of Common Stock. This represents an immediate increase in the net tangible book value (deficit) of $0.25 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $(0.11) per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$1.01
Historical net tangible book value (deficit) per share as of December 31, 2025	$0.65
Increase in net tangible book value (deficit) per share attributable to this offering	$0.25
As adjusted net tangible book value (deficit) per share as of December 31, 2025, after giving effect to this offering	$0.90
Dilution per share to new investors purchasing shares in this offering	$ (0.11)

The foregoing table and calculations are based on 12,538,064 shares of Common Stock outstanding as of December 31, 2025, and do not include, as of that date:
•	1,029,104 shares of our Common Stock issuable upon exercise of outstanding warrants issued in our November 2025 private placement at an exercise price $1.65 per share;
•	600,000 shares of our Common Stock issuable upon the vesting and settlement of outstanding stock options at a weighted-average exercise price of $3.38 per share;
•	442,615 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units; and
•	195,076 additional shares of our Common Stock that are reserved for issuance under our Amended and Restated 2018 Equity Incentive Plan.
To the extent that outstanding options as of December 31, 2025 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the future sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement, dated February 25, 2026 with Roth Capital Partners, LLC, under which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, as agent or principal. However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float calculated in accordance therewith as of the date of this prospectus supplement, and in accordance with the terms of the sales agreement, we are offering shares of our common stock having an aggregate gross sales price of up to $3,200,000 pursuant to this prospectus supplement and the accompanying prospectus. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, we will file another prospectus supplement prior to making additional sales.
The Sales Agreement provides that sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.
The Sales Agent will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agent may suspend the offering of the shares of Common Stock being made through the Sales Agent under the Sales Agreement at any time upon proper notice to the other party.
Settlement for sales of Common Stock will occur on the first trading day, or any such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Common Stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agent a commission in an amount up to 2.5% of the gross sales price of the shares of our Common Stock that the Sales Agent sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $30,000 in the aggregate (excluding any periodic due diligence fees provided for in the Sales Agreement). We will report at least quarterly the number of shares of our Common Stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of our Common Stock.
In connection with the sales of shares of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.
The offering of shares of our Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.
To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.
The Sales Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and its affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.
The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 25, 2026, which is incorporated by reference herein.

LEGAL MATTERS
The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Porter Hedges LLP, Houston, Texas.
EXPERTS
The financial statements of Barnwell Industries, Inc., incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Certain estimates of our proven oil and natural gas reserves incorporated by reference in this prospectus supplement were derived from the report of Insite Petroleum Consultants Ltd., independent petroleum reserve engineers, as of September 30, 2025, and have been included herein on the authority of Insite Petroleum Consultants Ltd., as experts with respect to the matters covered by such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement constitutes a part of a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge on our Investor Relations website, www.ir.brninc.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, we routinely post important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about our business and results of operations, that may be deemed material to investors on our Investor Relations website. We use our website as a means of disclosing material, nonpublic information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our Investor Relations website in addition to following our press releases, public conference calls and webcasts. Information contained on our websites or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which you can access at https://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus supplement.
We incorporate by reference in this prospectus supplement the documents and portions of documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement:
•	Annual Report on Form 10-K the fiscal year ended September 30, 2025 filed with the SEC on December 23, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 23, 2026;
•	Our Current Reports on Form 8-K filed with the SEC on October 31, 2025, November 26, 2025, December 2, 2025, December 10, 2025, December 30, 2025, February 2, 2026, and February 25, 2026; and
•	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 23, 2025.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) through our investor relations website at ir.brninc.com or by oral request or by written request at the following address and telephone number: Barnwell Industries, Inc., 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046, and our telephone number is (713) 730-7026.

PROSPECTUS

BARNWELL INDUSTRIES, INC.

$50,000,000
COMMON STOCK
WARRANTS
RIGHTS
UNITS
We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on NYSE American under the symbol “BRN”. On January 9, 2026, the last reported sale price of our common stock was $1.10.
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $10,234,079 based on 12,538,064 shares of outstanding common stock, of which 4,479,734 shares are held by affiliates, and a per share price of $1.27, which was the closing sale price of our common stock as quoted on the NYSE American on November 28, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.
The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 30, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Barnwell,” or the “Company” refer to Barnwell Industries, Inc. and its consolidated subsidiaries.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives and other similar statements. All such statements we make are forward-looking statements made under the safe harbor of the PSLRA, except to the extent such statements relate to the operations of a partnership or limited liability company. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on these forward-looking statements, as they speak only as of the date of this prospectus, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are domestic and international general economic conditions, such as recessionary trends and inflation; domestic and international political, legislative, economic, regulatory and legal actions, including changes in the policies of the Organization of the Petroleum Exporting Countries or other developments involving or affecting oil and natural gas producing countries; military conflict, embargoes, internal instability or actions or reactions of the governments of the U.S. and/or Canada in anticipation of or in response to such developments; interest costs, restrictions on production, restrictions on imports and exports in both the U.S. and Canada, the maintenance of specified reserves, tax increases and retroactive tax claims, royalty increases, expropriation of property, cancellation of contract rights, environmental protection controls, environmental compliance requirements and laws pertaining to workers’ health and safety; the condition of Hawaii’s real estate market, including the level of real estate activity and prices, the demand for new housing and second homes on the island of Hawaii, the rate of increase in the cost of building materials and labor, the introduction of building code modifications, changes to zoning laws, the condition of Hawaii’s tourism industry and the level of confidence in Hawaii’s economy; levels of land development activity in Hawaii; the potential liability resulting from pending or future litigation; the Company’s acquisition or disposition of assets; the effects of changed accounting rules under GAAP promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2025, and in other documents filed by the Company with the SEC.
iii

ABOUT BARNWELL INDUSTRIES, INC.
Overview
Barnwell was incorporated in Delaware in 1956 and fiscal 2025 represented Barnwell’s 69th year of operations. Barnwell operates in the following two principal business segments:
•	Oil and Natural Gas Segment - Barnwell engages in oil and natural gas development, production, acquisitions and sales in Canada and in the U.S.
•	Land Investment Segment - Barnwell owns land interests in the State of Hawaii.
Oil and Natural Gas Segment
Barnwell acquires and develops crude oil and natural gas assets in the province of Alberta, Canada via two corporate entities, Barnwell of Canada, Limited and Octavian Oil Limited. Barnwell of Canada is a U.S. incorporated company that has been active in Canada for over 50 years, primarily as a non-operator participating in exploration projects operated by others. Octavian Oil is a Canadian company incorporated in 2016 to achieve growth through the acquisition and development of crude oil reserves in the field of Twining, Alberta. Additionally, through its wholly-owned subsidiaries BOK Drilling, LLC (“BOK”), established in February 2021, and Barnwell Texas, LLC (“Barnwell Texas”), established in November 2022, Barnwell was, until August 8, 2025, involved in oil and natural gas investments in Oklahoma and Texas, respectively.
Land Investment Segment
Barnwell owns a 77.6% interest in Kaupulehu Developments, a Hawaii general partnership (“Kaupulehu Developments”) that has the right to receive payments from KD I and KD II resulting from the sale of lots and/or residential units by KD I and KD II within the approximately 870 acres of the Kaupulehu Lot 4A area in two increments (“Increment I” and “Increment II”), located approximately six miles north of the Kona International Airport in the North Kona District of the island of Hawaii. Kaupulehu Developments also holds an interest in approximately 1,000 acres of vacant leasehold land zoned conservation located adjacent to Lot 4A under a lease that terminates in December 2025, which currently has no development potential without both a development agreement with the lessor and zoning reclassification.
Barnwell, through two limited liability limited partnerships, KD Kona and KKM Makai (“KKM”), holds a non-controlling ownership interest in the Kukio Resort Land Development Partnerships comprised of KD Kukio Resorts, KD Maniniowali, and KDK. The Kukio Resort Land Development Partnerships own certain real estate and development rights interests in the Kukio, Maniniowali and Kaupulehu portions of Kukio Resort, a private residential community on the Kona coast of the island of Hawaii, as well as Kukio Resort’s real estate sales office operations. KDK holds interests in KD I and KD II. KD I is the developer of Increment I, and KD II is the developer of Increment II. Barnwell’s ownership interests in the Kukio Resort Land Development Partnerships are accounted for using the equity method of accounting.
In November 2025, Kaupulehu Developments entered into an agreement with Mr. David Johnston, the son of Mr. Terry Johnston, a partner in Kaupulehu Developments, to surrender any and all remaining rights for Increment II for $2,000,000 of which $70,000 was received. Additionally, the purchaser has the right to extend the closing by up to two years by making a $70,000 payment in each of the next two years, with those payments applied against the $2,000,000 purchase price. The closing of this transaction is entirely dependent on the purchaser and therefore may not happen.
Subsequent to fiscal 2025, pursuant to a unit purchase agreement KDK, of which Barnwell holds a 19.6% interest, agreed to sell KDK’s interests in Increment II to Mr. David Johnston for $2,109,000. The unit purchase agreement is subject to due diligence, and there is no certainty that the transaction will close. Furthermore, there is also no assurance on the timing or amounts that the general partner of KDK would distribute upon a closing.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 1956. Our principal executive office is located at 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046, and our telephone number is (713) 730-7026. Our website is www.brninc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.
Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue 40,000,000 shares of common stock, par value of $0.50 per share.
Voting. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of record of a majority of our Common Stock then issued and outstanding and entitled to vote, represented in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law. Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
Dividends. As we do not have any authorized or outstanding preferred stock, holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our Board.
Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock (if any). Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Listing
Our common stock is currently listed on the NYSE American under the symbol “BRN.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	if appropriate, a discussion of Federal income tax consequences; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
•	the title of the rights;
•	the date of determining the stockholders entitled to the rights distribution;
•	the title, aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange or market on which the securities may be listed.
Sale Through Underwriters or Dealers
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Continuous Offering Program
Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of the Company as of September 30, 2025 and 2024, the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the two years in the period ended September 30, 2025 and the related notes, have been audited by Weaver and Tidwell, L.L.P., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.brninc.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 23, 2025;
•	our Current Reports on Form 8-K filed with the SEC on October 31, 2025, November 26, 2025, December 2, 2025, December 10, 2025, and December 30, 2025; and
•	the description of our common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on December 23, 2025.

BARNWELL INDUSTRIES, INC.
Up to $3,200,000 of Common Stock
PROSPECTUS SUPPLEMENT
Roth Capital Partners
February 25, 2026